Exhibit 3.3

METHANOTECH, INC.

AMENDED AND RESTATED BYLAWS

adopted by Unanimous Written Consent of the Board of Directors

of Methanotech, effective as of July 15, 2005

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

DIRECTOR SIGNATURES

SECRETARY’S CERTIFICATION

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BYLAWS

OF

METHANOTECH, INC.

(hereinafter called the “Corporation”)

Adopted by Unanimous Written Consent of the Board of Directors as of

June 9, 2005

1. MEETINGS OF STOCKHOLDERS.

1.1 Electronic Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

1.2 Physical Place of Meetings. To the extent that the Board of Directors determines that it is convenient for a meeting of stockholders to be held at a specific physical place, or places, in addition to or instead of electronically, then meetings of the stockholders shall be held at such place or places, either within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

1.3 Time of Meetings. Meetings of the stockholders shall be held at such times as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, subject to the requirement set forth in Section 1.4 regarding timing of election of directors.

1.4 Election of Directors. The Board of Directors shall schedule a date for either an action by written consent of stockholders to elect directors or an annual meeting of

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stockholders to elect directors, such action by consent or meeting to occur within 13 months after the latest to occur of the organization of the Corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting. In the case of an action by written consent to elect directors, if the consents received are not unanimous, all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action shall automatically be vacated and then filled by plurality vote according to the consents so received. Any other proper business may be transacted at an annual meeting or in a written consent in lieu of annual meeting. A failure to hold an annual meeting or to elect directors by written consent within the required time or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation except as may be otherwise specifically required under the Delaware General Corporation Law.

1.5 Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board or the President.

1.6 Notice of Stockholder Meetings.

1.6.1 Advance Written Notice Required. Written (including electronic) notice of the place, if any, or, in the case of an electronic meeting, notice of the method of connection to the meeting, and notice of the date and hour of all stockholder meetings, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation.

1.6.2 Electronic Transmission Authorized. Any such notice may be given by electronic transmission. Notwithstanding the foregoing, to the extent that it may be required under a provision of the Delaware General Corporation Law that may not permissibly be altered, any such electronic notice shall not be effective unless the receipt of notices in electronic form has been consented to by the stockholder to whom the notice is given. To the maximum extent permitted by the Delaware General Corporation Law, any of the following shall constitute implicit consent by a stockholder to receiving notices in electronic form: any electronic transmission by that stockholder to the Corporation; that stockholder’s furnishing an email address to the Corporation; or that stockholder’s furnishing a facsimile address to the Corporation. Any explicit or implicit consent to receipt of notices in electronic form shall be revocable only by written notice (electronic or otherwise) to the Corporation. To the extent required under the Delaware General Corporation Law, any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such

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inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

1.6.3 Electronic Notices Considered Given. Notice given by electronic transmission shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice (including any such number furnished by such stockholder to the Corporation); (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice (including any such electronic mail address furnished by such stockholder to the Corporation); (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

1.6.4 Changes to Delaware Law. To the extent that the Delaware General Corporation Law is amended after adoption of these bylaws to provide for additional convenient means of notices to stockholders, such additional means of notice shall be deemed authorized for this Corporation, without any necessity of amendment to these bylaws expressly to adopt such additional means of notice.

1.6.5 Notice by Other Means. The express authorization of electronic notices under Section 1.6.2 shall not limit the effectiveness of notices given in any other lawful manner. Any notice that is given in writing by overnight courier service or by U.S. mail, and addressed as set forth below, shall be deemed effectively given the earlier of (i) when actually received by the stockholder, or (ii) if delivered by overnight courier service, then on the date scheduled for delivery (either next day, second business day, or otherwise), and if by U.S. mail for delivery within the United States, then three business days after being deposited in the U.S. mail, First Class with postage prepaid, and if by U.S. mail for delivery outside the United States, then five business days after being deposited in the U.S. mail, airmail, with postage prepaid. A notice sent by overnight courier or U.S. mail must be addressed to a stockholder at the address appearing on the books of the Corporation for the holder of record.

1.7 Quorum; Adjournment. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person, by authorized means of remote communication, or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the

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chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person, by authorized means of remote communication, or by proxy, may adjourn the meeting to another place (or means of remote communication), date, or time without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another place (or means of remote communication), date or time, written notice need not be given of the adjourned meeting if the place (or method of connection by remote communication), date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place (or method of connection by remote communication), date, and time of the adjourned meeting shall be given in conformity with these bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

1.8 Proxies. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy filed in accordance with the procedure established for the meeting. A stockholder may authorize another person or persons to act for such stockholder as proxy in any manner permitted under the Delaware General Corporation Law, including but not limited to written authorization signed in ink or by facsimile (of which either an original or a copy may be used as evidence); telegram, cablegram, or other means of electronic transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. The acceptable methods of authorizing proxies may be established by the Chairperson or Secretary of the meeting, subject to guidelines, if any, adopted by the Board of Directors, and may include, but shall not be limited to, including with the proxy verification information such as a Social Security number, birth date, or a personal identification number or control number established by the Corporation, or any other fact known only to the stockholder.

1.9 Voting. Each stockholder shall have one (1) vote for every share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation. All voting, including on the election of directors, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder’s proxy, a vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. Such requirement of a

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ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or any supermajority requirements set forth in the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

1.10 Stock List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation may, but shall not be required, to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.11 Actions by Written Consent of Stockholders.

1.11.1 Action by Written Consent Permitted. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its principal place of business or to the Secretary of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless,

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within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation.

1.11.2 Electronic Consents; Copies. A signed and dated written consent, for purposes of these bylaws, shall include anything that qualifies as a signed and dated written consent under the Delaware General Corporation Law, including but not limited to a telegram, cablegram or other electronic transmission transmitted by a stockholder or proxy holder, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (B) the date on which such stockholder, proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Consents given by telegram, cablegram or other electronic transmission need not be reproduced in paper form prior to delivery, and may be delivered to the Corporation by any means reasonably calculated to reach the Secretary of the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

1.11.3 Notice to Non-Consenting Stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation.

2. BOARD OF DIRECTORS.

2.1 Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

2.2 Number and Term of Office. The Board of Directors shall consist of one (1) or more members. The initial Board of Directors shall consist of two members, but the number of directors may be changed from time to time without amendment of these bylaws, by resolution duly adopted by the Board of Directors or the stockholders. Except for the filling of vacancies or filling seats on an expanded Board of Directors as provided in Section 2.3,

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directors elected by the stockholders shall be selected annually by (a) unanimous written consent of the stockholders, (b) an action by written consent, in connection with which all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action shall automatically be vacated and then filled by plurality vote according to the consents received by the Corporation, or (c) a plurality of the votes cast by stockholders of record at an annual meeting of stockholders. Each director so elected shall hold office until the next annual written consent electing directors or the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

2.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote in any consent solicitation or at any annual or special meeting held in accordance with Section 1, and the directors so chosen shall hold office until the next annual or special consent solicitation or meeting duly effected or called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.

2.4 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside of the State of Delaware. The Board of Directors may select and announce to all directors a regularly scheduled time and place for meetings (such as, for example, on the first Monday of each month at 9:00 a.m. at the Corporation’s principal offices), or specific times and places for a specific sequence of fixture meetings, and such meetings thereafter may be held at such times and at such places without further notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors then in office. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director in any of the ways specified under Section 2.11 of these Bylaws, and the method of delivery shall be such that the time at which the notice is deemed given under Section 2.11 is not less than 48 hours prior to the time scheduled for the meeting; except that if the person calling the meeting deems it necessary or appropriate in the circumstances, such meeting may be called on shorter notice, provided that notice is given telephonically or in person. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 6.4 of these Bylaws.

2.5 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a

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quorum shall be the act of the Board of Directors; provided, however, that any director abstaining from a vote because of a conflict of interest shall be considered present for purposes of establishing a quorum, and shall be considered absent for purposes of determining whether a majority of the directors present have voted in favor of a resolution. If a quorum shall not be present at a meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

2.6 Actions of Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.7 Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any Committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7 shall constitute presence in person at the meeting.

2.8 Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the Bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

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2.9 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

2.10 Removal. Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

2.11 Notices of Board Meetings. Notices of board meetings may be given by electronic transmission. Notice given by electronic transmission shall be deemed given: (1) if by facsimile telecommunication, when directed to a fax number furnished by the recipient to the corporation; (2) if by electronic mail, when directed to an electronic mail address furnished by the recipient to the corporation; (3) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) by any other form of electronic transmission, when directed to the recipient. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The express authorization of electronic notices shall not limit the effectiveness of notices given in any other lawful manner. Any notice that is given in writing by overnight courier service or by U.S. mail, and addressed as set forth below, shall be deemed effectively given the earlier of (i) when actually received by the recipient, or (ii) if delivered by overnight courier service, then on the date scheduled for delivery (either next day, second business day, or otherwise), and if by U.S. mail for delivery within the United States, then three business days after being deposited in the U.S. mail, First Class with postage prepaid, and if by U.S. mail for delivery outside the United States, then five business days after being deposited in the U.S. mail, airmail, with postage prepaid. A notice sent by overnight courier or U.S. mail must be addressed to the address last furnished by the recipient to the corporation for notices.

3. OFFICERS.

3.1 Definition of Officer Positions and Duties. The Board of Directors may create or eliminate officer positions from time to time, with or without formal amendment of these

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bylaws. Such positions may include any of the following or any other position that the Board of Directors deems appropriate: Chairman of the Board; Chief Executive Officer; Chief Operating Officer; President; Chief Financial Officer; Vice President(s); Treasurer; and Secretary, Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers. The descriptions of the powers and duties of each position as set forth below are all subject to such expansion, contraction or elimination as the Board of Directors may determine to be appropriate. Any number of offices may be held by the same person.

3.2 Appointment; Term of Office. The Board of Directors shall appoint such officers as it deems appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. In the absence of an express, contrary definition of the duties of an officer adopted by resolution of the Board of Directors, such officer shall have those duties described in these bylaws. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, remove any officer; in the case of the removal of the Chief Executive Officer, such action shall require the affirmative vote of a majority of directors then in office.

3.3 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time. The Chairman of the Board may or may not be an employee of the Corporation, with active daily management responsibilities.

3.4 Chief Executive Officer. The Chief Executive Officer, if there shall be such an officer, shall have general responsibility for management of the business of the Corporation, execution of policies and resolutions established by the Board of Directors, leadership of the Corporation, selection and direct or indirect supervision of the other senior executive officers, and representation of the Corporation to the outside world. The Chief Executive Officer shall have and exercise such further powers and duties as may be specifically delegated to or vested in the Chief Executive Officer from time to time by the Board of Directors. In the absence of the Chairman of the Board or in the event of his or her inability or refusal to act, or if the Board has not designated a Chairman, the Chief Executive Officer shall perform the duties of the Chairman of the Board.

3.5 President. If there is no Chief Executive Officer, the President shall have the responsibilities described in Section 3.4 and also those set forth in this Section 3.5. The President shall have general and active management of the business of the Corporation, and

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shall have such powers and duties as may be specifically delegated to or vested in the President from time to time by the Board of Directors or the Chief Executive Officer, which may include supervision of one or more Vice Presidents that may head particular business units or corporate functions.

3.6 Chief Financial Officer. The Chief Financial Officer, if there shall be such an officer, shall have overall responsibility for such equity and debt financing as is needed for the Corporation’s operations (together with the Chief Executive Officer or the President), for financial controls and financial reporting to the Board of Directors and to stockholders, for preparation of budgets and forecasts, for cash and investment management, and such other duties as the Board of Directors, Chief Executive Officer or the President shall from time to time prescribe. If there is a Chief Financial Officer but no Treasurer, the Chief Financial Officer shall have the duties described in Section 3.9. If there is no Chief Financial Officer, then either the Board of Directors shall designate some other officer to fulfill the responsibilities described in this Section 3.6, who may be the Chief Executive Officer, the President or the Treasurer.

3.7 Vice President. The Corporation, may have one or many Vice Presidents, who may also be designated as Executive Vice Presidents or Senior Vice Presidents. Each Vice President shall head a particular business unit or a particular corporate function such as, for example, sales, marketing, engineering, finance, legal affairs or human relations. The vice presidents shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

3.8 Secretary. The Secretary shall attend all meetings of the Board of Directors and any committees, and all meetings of stockholders, and record all the proceedings of such meetings in a book or books to be kept for that purpose or in an electronic format. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer or the President. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

3.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the

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Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors, Chief Executive Officer, President or Chief Financial Officer shall from time to time prescribe.

3.10 Assistant Vice Presidents, Secretaries and Treasurers. Assistant Vice Presidents, Secretaries and Treasurers, if there be any, shall have the authority to perform all functions of the corresponding Vice President, Secretary or Treasurer, and shall also perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or an appropriate senior officer.

3.11 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4. STOCK.

4.1 Uncertificated Shares. Subject to any conditions imposed by the Delaware General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

4.2 Form of Certificates. For any class of stock issued by the Corporation as certificated shares, every holder of such class of stock, and upon request, any holder of uncertificated shares, shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairperson of the Board or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

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4.3 Signatures. Any or all the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

4.4 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law, subject to the restrictions on transfer set forth in these bylaws (see Section 5). Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

4.6 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to any action, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4.7 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other

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claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

4.8 Voting Securities Owned by the Corporation. Powers of attorney, proxies waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

5. RESTRICTIONS ON TRANSFER OF STOCK.

5.1 Right of First Refusal and Right of Purchase. Before any outstanding common stock may be sold or otherwise voluntarily transferred, the corporation shall have a right of first refusal to acquire the common stock on the terms and conditions set forth in Sections 5.2 through 5.5. In connection with any involuntary, transfer of common stock, upon death, divorce, foreclosure of a security interest, bankruptcy or otherwise, or a transfer of the voting power associated with common stock, by disability or otherwise, the corporation shall have a right to purchase the common stock at its fair value on the terms and condition’s set forth in Sections 5.6 through 5.9. Each holder of common stock by accepting the same upon original issuance or subsequent transfer thereof takes the stock subject to the rights of the corporation set forth in this Section 5. The corporation shall be permitted to assign its right of first refusal under Section 5.2 through 5.5, or its right of purchase under Sections 5.6 through 5.9, to another party, whether or not a holder of common stock, by written notice to the transferring holder or to the holder’s successor or estate, in which case references to the corporation in such provisions shall be interpreted as references to such assignee, except that determinations required of the corporation’s Board of Directors shall not be delegated to the assignee. The corporation may waive in writing its right of first refusal under Sections 5.2 through 5.5, or its right of purchase under Sections 5.6 through 5.9.

5.2 Notice of Proposed Transfer. A holder desiring to transfer common stock shall deliver to the corporation a written notice stating: (i) the holder’s bona fide intention to sell or otherwise transfer such common stock; (ii) the name of each proposed purchaser or other transferee; (iii) the number of shares of offered common stock to be transferred to each proposed transferee; (iv) the bona fide cash price or other consideration for which the holder proposes to transfer the offered common stock, and (v) the estimated closing date of the

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proposed transfer. The holder shall offer to transfer those shares of common stock to the corporation on the same price and terms.

5.3 Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the notice of proposed transfer, the corporation may, by giving written notice to the holder, elect to purchase all (but not less than all) of such common stock on the offered terms. Such election shall represent a binding contractual commitment of the corporation to purchase the common stock. If the offered price includes consideration other than cash, the corporation shall have the option of instead paying the cash equivalent value of the non-cash consideration as determined by the Board of Directors of the corporation in good faith. Payment of the purchase price and transfer of the common stock shall be consummated in the manner and at the times set forth in the notice of proposed transfer, or, at the option of the corporation, at any other time within fifty-five (55) days after the corporation’s receipt of the notice of proposed transfer.

5.4 Transfer Upon Non-Exercise of Right of First Refusal. If the corporation waives in writing its right of first refusal, or fails to give written notice, of exercise of the right of first refusal within the 30-day period provided, the holder may sell or otherwise transfer the common stock described in the notice of proposed transfer on the offered terms and conditions, or at a higher price, subject to any other contractual rights of first refusal or co-sale as may exist in favor of other parties, and provided that such sale or other transfer is consummated within 120 days after the date of the notice of proposed transfer. If the shares of common stock described in the notice of proposed transfer are not transferred to the proposed transferee within such 120-day period, then prior to any sale or transfer of such common stock, the holder is required to send a further notice of proposed transfer to the corporation, and the corporation again has a right of first refusal on the terms set forth above.

5.5 Limitations on Right of First Refusal. The notice requirements and rights of first refusal set forth in Sections 5.2 through 5.4 of these Bylaws shall not apply:

(a) to any bona fide pledge of common stock and/or the acquisition of such common stock by the pledgee pursuant to such pledge, provided however that the pledgee by accepting the shares shall become bound by these bylaw provisions, and provided, further, that a foreclosure on such shares of common stock or other similar action by the pledgee shall be subject to the requirements of Sections 5.6 through 5.9 of these Bylaws;

(b) to any transfers of common stock by gift during a holder’s lifetime to such holder’s “immediate family” (as defined below) or to a trust for the benefit of holder or holder’s immediate family, provided that the transferees or other recipients shall become bound by these bylaw provisions with respect to any further transfer; as used herein, the term “immediate family” will mean holder’s spouse, the lineal descendant or antecedent, brother or

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sister, of holder or holder’s spouse, or the spouse of any lineal descendant or antecedent, brother or sister of holder, or holder’s spouse, whether or not any of the above are adopted;

(c) to any transfers of common stock on a holder’s death by will or intestacy to such holder’s “immediate family,” provided, however, that Sections 5.6 through 5.9 shall apply in all cases exempted by this clause (c) from Sections 5.2 through 5.4;

(d) to any transfer of common stock by a holder made (i) pursuant to a statutory merger or statutory consolidation of the corporation with or into another corporation or corporations, (ii) pursuant to the winding up and dissolution of the corporation, or (iii) at, and pursuant to, a firm commitment underwritten public offering of capital stock of the corporation pursuant to an effective registration statement filed under the Securities Act of 1933, as amended; or

(e) to any transfers of common stock to a holder of Preferred Stock issued by the corporation, pursuant to such holder’s exercise of any contractual right of first refusal.

5.6 Right to Purchase. Upon any involuntary transfer of common stock, whether upon death, divorce or bankruptcy of the holder, or foreclosure of a security interest, or otherwise, or upon any transfer of the voting power associated with common stock, by disability of the holder, death or disability of a voting trustee or otherwise, the corporation shall have a right to elect to purchase the common stock at its fair value as of the date of the transfer that gave rise to the corporation’s purchase right. The corporation may exercise this option by giving written notice to the party that owns or controls such common stock, at any time within 30 days following the corporation’s receipt of written notice, or other acquisition of actual knowledge, of the material facts regarding the transaction that gave rise to the corporation’s purchase right. If the corporation does not give notice of exercise of its right within such 30-day period, the right will expire. Nothing in this Section 5 shall prohibit the bona fide pledge of common stock, if there is neither a transfer of the legal title thereto nor a transfer on the books of the corporation into the name of the pledgee. But upon foreclosure of any pledge, the corporation shall have an option to purchase the common stock pursuant to Sections 5.6 through 5.9 from any person acquiring title to such common stock.

5.7 Determination of Price. Fair value, for purposes of any exercise of the corporation’s right to purchase under Section 5.6, shall be determined as if the corporation was being sold to an unaffiliated third party, with no discount applied to the shares by reason of illiquidity or minority position, but taking into account the existence of any class of stock with preference over the common stock with respect to liquidation or dividends. Such value shall be determined by agreement between the corporation and the party that owns or controls the common stock, or, failing such agreement, by arbitration in Los Angeles County before a single, neutral arbitrator associated with JAMS (www.jamsadr.com) or Alternative

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Resolution Centers (www.arc4adr.com), according to any procedures agreed by the parties, and failing such agreement then pursuant to Section 1280 et seq. of the California Code of Civil Procedure. If the parties have failed to agree on a price within ten days after the corporation’s notice of exercise of its purchase right, either party may initiate an arbitration by notice to the other party, and, failing agreement between the parties on appointment of an arbitrator, either party may petition a court for appointment of an arbitrator under Section 1280 et seq. of the California Code of Civil Procedure. The arbitrator shall proceed promptly to determine the fair value of the shares, and the arbitrator’s decision shall be conclusive upon all parties interested in such shares. The arbitrators shall promptly deliver notice of the determination to the corporation and the party that owns or controls the common stock. The reasonable fees and expenses of the arbitrator shall be split evenly between the corporation and the party that owns or controls the common stock, unless the arbitrator determines that some other split of the fees and expenses would be more equitable.

5.8 Closing or Withdrawal of Exercise of Purchase Right. If the price is determined by arbitration and is more than ten percent higher than the fair value as proposed by the corporation, the corporation may withdraw its exercise of the repurchase right by written notice within 10 days following the arbitrators’ determination of fair value, but in that case the corporation shall pay the entire arbitrator’s fee. If the corporation does not withdraw its exercise, or if the price is determined by agreement, the corporation shall pay for the common stock, in cash, and the holder shall deliver the certificates, if any, representing the common stock, at the principal office of the corporation, 10 days after determination of the price, unless another date or place of closing is agreed. In cases where the corporation has made a timely exercise of its right to purchase under Sections 5.6 through 5.9, from the date of the transfer that gave rise to such right of purchase, until the purchase is consummated or the corporation’s exercise is withdrawn, the corporation may, at its option, suspend the right to vote said common stock.

5.9 Limitation on Right of Purchase. Sections 5.6 through 5.8 of these Bylaws shall not apply:

(a) to any transaction that is consummated at any time after a registration statement under the Securities Act of 1933, as amended, for a public offering, or a registration statement under the Securities Exchange Act of 1934, has been filed by the corporation and has become effective;

(b) to any transfer that occurs in connection with a merger, consolidation or share exchange that has been approved by the corporation’s Board of Directors; or

(c) if waived in writing by the corporation.

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5.10 Market Standoff. The provisions of this Section 5.10 shall apply, if invoked by action of the Board of Directors by written notice to the holders of common stock issued by the corporation, in connection with the corporation’s effecting an initial public offering of its securities. If so invoked by the Board of Directors, the restrictions set forth in this Section 5.10 shall apply during a period of time specified by the Board, but not to exceed 180 days, following the effective date of a registration statement of the corporation filed with the U.S. Securities & Exchange Commission under the Securities Act of 1933, with respect to an initial public offering. During such time period, no person or entity holding common stock of the corporation prior to the closing of the public offering shall, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer any common stock of the corporation held by such person or entity at any time prior to the closing date of the public offering, other than shares of common stock that are included in such registration, nor short sell or enter into derivative transactions that are economically equivalent to a sale of such common stock. Notwithstanding the foregoing, this Section 5.10 shall not prohibit a bona fide charitable donation or transfer for estate planning purposes, provided that the transferee shall become subject to the limitations of this Section 5.10 as if such transferee owned the common stock prior to the public offering. If the restrictions of this Section 5.10 are invoked or waived as to any holder of common stock, they shall be invoked or waived as to all holders of common stock, either in full or as to an equal percentage of the holdings of all such holders.

5.11 Legends. To the extent that the corporation’s shares of common stock are evidenced by certificates, the corporation may note conspicuously on those certificates a legend referring to the transfer restrictions set forth in this Section 5, but, to the maximum extent permitted under Section 202 of the Delaware General Corporation Law, such restrictions shall be binding on all holders and transferees regardless of the presence or omission of such a legend on the certificates. To the extent that the corporation’s shares of common stock are uncertificated, the corporation may note conspicuously a legend referring to the transfer restrictions set forth in this Section 5, on the notice or notices sent by the corporation to the registered owner after the issuance or transfer of uncertificated common stock, pursuant to Section 151(f) of the Delaware General Corporation Law; but, to the maximum extent permitted under Section 202 of the Delaware General Corporation Law, such restrictions shall be binding on all holders and transferees regardless of the presence or omission of such a legend.

6. MISCELLANEOUS PROVISIONS.

6.1 Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors haying such authority at any meeting thereof, and may be paid in cash,

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in property, in shares of the capital stock or in any combination thereof all subject to the requirements of the Delaware General Corporation Law and any restrictions that may be adopted in the Certificate of Incorporation.

6.2 Disbursements. All notes, checks, drafts, and orders for the payment of money issued by the Corporation shall be signed, and any wire transfer or other debit of a Corporation bank account (including electronic payment of bills) must be authorized by an officers or such other person as the Board of Directors may from time to time designate. In addition, the following policies shall become applicable once the Corporation has more than a single officer and has total assets in excess of $1,000,000: (a) in the case of amounts exceeding $5,000, checks must be signed, and a wire transfer or other debit must be authorized, by two individuals authorized by the Board of Directors; the payee on a Corporation check, wire transfer or other funds transfer can not be the sole person signing such check or authorizing the transfer; (c) all checks or electronic transfer authorizations presented for signature by an authorized officer must be supported by proper documentation, such as invoice, purchase order, contract or a memorandum describing the nature of the expense.

6.3 Corporate Seal. The Corporation shall not use a corporate seal, and the absence of a seal shall not affect the validity of any document.

6.4 Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

6.5 Directors’ Liability and Indemnification. The liability of directors of the Corporation and indemnification provided by the Corporation in favor of directors, officers, employees and agents shall be governed by the Certificate of Incorporation.

6.6 Amendment of Bylaws. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders.

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